                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Hanger Orthopedic Group, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

                                                                  August 6, 1999

Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be on Thursday, September 16, 1999, at 10:00 a.m., local time, at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland. In addition to the election of directors and proposed ratification of the selection of independent accountants, stockholders will be asked to vote on a proposed amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock and creating a new class of non-voting common stock, a proposed amendment to the Company's Stock Option Plan increasing the aggregate number of shares authorized for issuance under that Plan and a proposal making the Company's outstanding 7% Redeemable Preferred Stock convertible into shares of the Company's non-voting Common Stock.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                                          Sincerely,
                                          /s/ Ivan R. Sabel

                                          Ivan R. Sabel
                                          Chairman of the Board
                                          and Chief Executive Officer

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland on Thursday, September 16, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To elect nine persons to serve as directors of the Company for the ensuing year;

          2. To approve a proposed amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's voting Common Stock from 25 million to 60 million shares and creating a new authorized class of 10 million shares of non-voting Common Stock;

          3. To approve a proposed amendment to the Company's 1991 Stock Option Plan increasing the total number of shares of Common Stock authorized for issuance under the Plan from 3,000,000 to 8,000,000 shares;

          4. To approve a proposal making the Company's 7% Redeemable Preferred Stock convertible into shares of the Company's non-voting Common Stock;

          5. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the current fiscal year; and

          6. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on July 16, 1999, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,
                                          /s/ Richard A. Stein

                                          Richard A. Stein
                                          Secretary
August 6, 1999

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                             YOUR VOTE IS IMPORTANT

     PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

     MAIL THE PROXY TO US IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.
--------------------------------------------------------------------------------

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland at 10:00 a.m., local time, on Thursday, September 16, 1999, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving written notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about August 6, 1999.

                               VOTING SECURITIES

     As of July 16, 1999, a total of 18,987,317 shares of common stock of the Company, par value $.01 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. At the Annual Meeting or any adjournment thereof, all holders of record of the Common Stock as of the close of business on July 16, 1999, will be entitled to one vote for each share held upon the matters listed in the Notice of Annual Meeting. Cumulative voting for directors is not permitted.

     Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the proposed amendment to Company's Certificate of Incorporation increasing the number of authorized shares of voting Common Stock from 25 million to 60 million shares and creating a new class of 10 million shares of non-voting Common Stock; (3) FOR the proposed amendment to the 1991 Stock Option Plan increasing the aggregate number of shares authorized for issuance under the Plan from 3,000,000 to 8,000,000 shares; (4) FOR the proposal making the Company's outstanding 7% Redeemable Preferred Stock convertible into shares of the Company's non-voting Common Stock; (5) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the current fiscal year; and (6) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Nine directors are to be elected at the Company's Annual Meeting of Stockholders, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom, except C. Raymond Larkin, Jr., currently are directors of the Company. James G. Hellmuth, who has served as a director since 1990, will retire from the Board on September 16, 1999. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

                                                                                       BECAME
                 NAME                         POSITION WITH THE COMPANY         AGE   DIRECTOR
                 ----                         -------------------------         ---   --------
Ivan R. Sabel, CPO....................  Chairman of the Board, Chief            54     1986
                                          Executive Officer and Director
Mitchell J. Blutt, M.D................  Director                                42     1989
Edmond E. Charrette, M.D..............  Director                                64     1996
Thomas P. Cooper, M.D.................  Director                                55     1990
Robert J. Glaser, M.D.................  Director                                80     1993
C. Raymond Larkin, Jr.................  Nominee                                 51      --
Risa J. Lavizzo-Mourey, M.D...........  Director                                44     1998
Brigadier General William L. McCulloch
  (USMC Retired)......................  Director                                78     1991
H.E. Thranhardt, CPO..................  Director                                59     1996

     Ivan R. Sabel has been Chairman of the Board of Directors and Chief Executive Officer of Hanger since August 1995 and was President of Hanger from November 1987 to July 1, 1999. Mr. Sabel also served as the Chief Operating Officer of Hanger from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President -- Corporate Development from September 1986 to November 1987. From 1968 until joining Hanger in 1986, Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. before that company was acquired by Hanger. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee and a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel also serves on the Board of Directors of Mid-Atlantic Medical Services, Inc., a corporation engaged in the health care management services business.

     Mitchell J. Blutt, M.D. has served as an Executive Partner of Chase Capital Partners (and its predecessor organizations), the private capital investment fund of The Chase Manhattan Bank (and its predecessor corporations), since June 1991. He joined that firm in July 1987 and became a General Partner in June 1988. Dr. Blutt participates in the overall management of Chase Capital Partners, is responsible for venture capital strategy, and directs all health care industry investing for Chase Capital Partners. In addition to being the Executive Partner of Chase Capital Partners, Dr. Blutt is an Adjunct Assistant Professor of Medicine at the New York Hospital/Cornell Medical Center. Prior to joining Chase Capital Partners and Cornell, Dr. Blutt was a Robert Wood Johnson Foundation Fellow at the University of Pennsylvania School of Medicine and the Wharton School. In addition to the Company, Dr. Blutt currently serves on the Boards of Directors of Senior Psychology Services Corporation, Utilimed, Inc., Vista Healthcare Asia Pte Ltd., Fisher Scientific Corporation, Cove Healthcare Group, La Petite Academy, Inc., DonJoy, L.L.C., IBC Healthcare, China and Medical Arts Press. In addition, Dr. Blutt currently serves on the Investment Committees of Cassandra Chase Entertainment Partners and IMG/Chase Sports Fund as well as the Advisory Boards of Dubilier & Co. Fund, DS Polaris Fund, Israel and The Tinicum Fund.

     Edmond E. Charrette, M.D. is the co-founder and Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the Executive Vice President and Chief Medical Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

     Thomas P. Cooper, M.D. has been employed as the President and Chief Executive Officer of Cove Healthcare, providing portable diagnostic services to long term care facilities, since January 1997. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of portable diagnostic services to long term care facilities. Since June 1991, Dr. Cooper also has been employed as the President and Chief Executive Officer of Senior Psychology Services Management, Inc., which supplies psychologists to nursing home patients. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency room physicians to hospitals and clinics, and Correctional Medical Systems, a provider of health services to correctional facilities. Dr. Cooper has served as Director of Quality Assurance for ARA Living Centers, a company which operates long-term healthcare facilities, and as Medical Director for General Motors Corporation Assembly Division. He previously served on the faculty of the University of California, San Diego Medical School.

     Robert J. Glaser, M.D. was the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provided major grants in support of basic biomedical research, from 1984 to June 1997. He is a Consulting Professor of Medicine Emeritus at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of Medicine at the National Academy of Sciences and is a director of Alza Corporation (principally engaged in pharmaceutical research). He was a director of Hewlett-Packard Company from 1971 to 1991, and has continued to serve as a consultant to that company on health matters.

     C. Raymond Larkin, Jr. has served as principal of 3(x)NELL, LLC, a company that invests in and provides consulting services to early stage medical device, bio-technology and pharmaceutical companies, since July 1998. He served as the President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical instrumentation company, from February 1989 to March 1998 and earlier in various management capacities for that company. Prior to joining that company in 1983, Mr. Larkin was employed in various sales management positions by Bentley Laboratories, a manufacturer of specialized monitoring and medical equipment. Mr. Larkin is a director of Arthrocare Corp. (manufactures and markets surgical instruments).

     Risa J. Lavizzo-Mourey, M.D., M.B.A., has been the Sylvan Eisman Professor of Medicine at the University of Pennsylvania School of Medicine since July 1997 and has served as the Director of the Institute on Aging at the University of Pennsylvania since December 1995. From February 1998 to present, Dr. Lavizzo-Mourey has served as a Member of the Institute of Medicine; from August 1996 to present, on the American Board of Internal Medicine; and from March 1995 to present, on the Board of Regents of the American College of Physicians. From March 1997 to March 1998, Dr. Lavizzo-Mourey also served as a Member of the United States Presidential Advisory Commission on Consumer Protection and Quality of Care in Health Care. From April 1992 to April 1994, Dr. Lavizzo-Mourey further served in each of the following positions: Chairperson of the Quality of Care Working Group White House Task Force on Health Care Reform; Deputy Administrator of the Agency on Health Care Policy and Research of the U.S. Department of Health and Human Services; and as a Member of the Senior Executive Service of the Public Health Service of the U.S. Department of Health and Human Services. Dr. Lavizzo-Mourey also currently serves on the Boards of Directors of Kapson Senior Quarters (assisted living health care company), Beverly Enterprises (long-term and sub-acute health care company), Managed Care Solutions (management services for long-term health care organizations) and Medicus Systems (medical information software company).

     Brig. Gen. William L. McCulloch (USMC Retired) has served as the President of Association Communication and Marketing Services, a public relations firm, since October 1989. Previously, Gen. McCulloch was the Executive Director of AOPA, the trade association of the orthotic and prosthetic industry, from October 1976 to September 1989. In 1976, Gen. McCulloch retired from active military service after serving 30 years as a U.S. Marine infantry officer.

     H.E. Thranhardt, CPO is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia ("JEH"). He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional orthotic and prosthetic associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of AOPA in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

     MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     There are no family relationships between any of the nominees.

     The Board of Directors has an Audit Committee, which met one time during 1998 and presently consists of Thomas P. Cooper, M.D., who has been nominated for reelection to the Board, and James G. Hellmuth, who will be retiring as a member of the Board. The Board plans to appoint a replacement for Mr. Hellmuth at the Board's meeting following the Annual Meeting of Stockholders. The Audit Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of Directors also has a Compensation Committee, which conducted three meetings during 1998, presently consists of Edmond E. Charrette, M.D., William L. McCulloch and Robert J. Glaser, M.D., and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors also has a Nominating Committee, which conducted no meetings in 1998, consists of Robert J. Glaser M.D. and Thomas P. Cooper, M.D., and is responsible for advising the Board on matters relating to the identification of nominees to the Board of Directors. The Board of Directors met eight times during 1998. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he served while he was a director and committee member during 1998.

                        COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the other executive officer of the Company whose annual salary and bonus in 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                                          -----------------------------------
                                          Annual Compensation                                         Payouts
                               -----------------------------------------           Awards             -------
                                                               (e)        -------------------------     (h)
                                       (c)       (d)      Other Annual          (f)           (g)      LTIP
             (a)               (b)    Salary   Bonus(1)  Compensation(2)  Restricted Stock  Options   Payouts
 Name and Principal Position   Year    ($)       ($)           ($)          Award(s)($)     (#)(3)      ($)
 ---------------------------   ----  --------  --------  ---------------  ----------------  -------   -------
Ivan R. Sabel................  1998  $419,478  $260,000        --                --         100,000     --
    Chairman, President &      1997   385,000   293,333        --                --         167,667     --
    Chief Executive Officer    1996   278,469   315,000        --                --         134,000     --

Richard A. Stein.............  1998  $201,567  $130,000        --                --          50,000     --
    Vice President-Finance,    1997   185,000   146,667        --                --          80,333     --
    Secretary & Treasurer      1996   143,184    70,000        --                --          66,000     --

---------------

(1) With respect to 1998, the above reported bonuses were paid on January 8, 1999 and related to 1998 performance. With respect to 1997, the above reported bonuses were paid on September 23, 1997 and January 27, 1998 and related to 1997 performance. With respect to 1996, the above reported bonuses were paid in November 1, 1996 and related to 1996 performance.

(2) Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person's annual salary and bonuses for 1998.

(3) Reports the number of shares underlying options granted during each of the respective years.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 1998 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

                              OPTION GRANTS TABLE

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                                                                    PRICE APPRECIATION FOR OPTION
                                          INDIVIDUAL GRANTS                                    TERM(4)
                       -------------------------------------------------------   -----------------------------------
                       OPTIONS    % OF TOTAL OPTIONS    EXERCISE
                       GRANTED   GRANTED TO EMPLOYEES     PRICE     EXPIRATION
        NAME           (#)(1)     IN FISCAL YEAR(2)     ($/SH)(3)      DATE      0%         5%($)           10%($)
        ----           -------   --------------------   ---------   ----------   ---      ----------      ----------
Ivan R. Sabel........  100,000           38.6%          $22.3125     12/15/08    $0        1,403,221       3,556,038
Richard A. Stein.....   50,000           19.3            22.3125     12/15/08     0          701,611       1,778,019

---------------

(1) The stock options were granted on December 15, 1998 under the Company's 1991 Stock Option Plan and become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 258,750 shares granted to all employees in 1998.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

     The following Aggregate Option Exercises and Fiscal Year-End Option Value Table sets forth, for each of the named executive officers, information regarding (i) the number of shares acquired during 1998 upon the exercise of options and the value realized in connection therewith, and (ii) the number and value of unexercised options held at December 31, 1998.

                     AGGREGATE OPTION EXERCISES AND FISCAL
                          YEAR-END OPTION VALUE TABLE

         (a)                  (b)                  (c)                     (d)                          (e)
                                                                  Number of Unexercised     Value of Unexercised In-The-
                           Number of                             Options at FY-End(#)(1)     Money Options at FY-End($)
                       Shares Acquired on
        Name                Exercise        Value Realized($)   Exercisable/Unexercisable   Exercisable/Unexercisable(4)
        ----           ------------------   -----------------   -------------------------   ----------------------------
Ivan R. Sabel(2).....        77,000             1,190,063             41,750/302,250             $529,750/$2,990,563
Richard A. Stein(3)..        21,500               336,844             20,750/150,250             $262,828/$1,480,297

---------------

(1) The reported options were granted by the Company to the named executive officers. Reference is made to "Other Options" below for information regarding options previously granted to such persons by a principal stockholder of the Company.

(2) The above-reported options entitle Mr. Sabel to purchase from the Company
    (i) 10,000 shares at a price of $2.75 per share through January 31, 2005 under an option granted on January 31, 1995; (ii) 33,500 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (iii) 33,500 shares at a price of $6.125 per share through November 1, 2006 under an option granted on November 1, 1996; (iv) 50,250 shares at a price of $6.125 per share through March 14, 2007 under an option granted on March 14, 1997; (v) 37,500 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (vi) 37,500 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997; and (vii) 100,000 shares at a price of $22.3125 per share through December 15, 2008 under an option granted on December 15, 1998.

(3) The above-reported options entitle Mr. Stein to purchase from the Company
    (i) 5,000 shares at a price of $2.75 per share through January 31, 2005 under an option granted on January 31, 1995; (ii) 16,500 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (iii) 16,500 shares at a price of $6.125 through November 1, 2006 under an option granted on November 1, 1996; (iv) 24,750 shares at a price of $6.125 through March 14, 2007 under an option granted on March 14, 1997; (v) 18,750 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (vi) 18,750 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997; and (vii) 50,000 shares at a price of $22.3125 per share through December 15, 2008 under an option granted on December 15, 1998.

(4) Market value of underlying shares at December 31, 1998, minus the exercise price.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 1998.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     The employment and non-compete agreements, dated as of April 29, 1999, between Hanger and Ivan R. Sabel, Chairman and Chief Executive Officer, and Richard A. Stein, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, provide for the continuation of their employment in those positions for a period of five years, through April 29, 2004, on which date new agreements will be entered into or the current agreements will automatically renew each year for successive one-year periods unless either party notifies the other to the contrary. Pursuant to those agreements, Mr. Sabel's annual base compensation is $495,000. Any increase in his base salary will be determined by the Board of Directors. Mr. Sabel will receive annual bonuses of 75% to 150% of his base salary with a guarantee of no less than 62.5% for the first six months pro-rated and for the next twelve months. The bonus compensation will be determined by the Board of Directors based upon growth in revenues and pre-tax earnings, the targets for which will be established by the Board of Directors. Mr. Sabel was granted an option as of the date of his employment agreement to purchase 150,000 shares of Hanger Common Stock at an exercise price of $14.75 per share, which was the closing sale price of the Company's Common Stock on the date of grant of the option. Mr. Sabel also will be granted options to purchase 100,000 shares of Hanger Common Stock on each of the first, second and third anniversaries of his employment in the event the Company achieves certain targeted results of operations with the exercise price of such stock options to be equal to the then current market price of Hanger's Common Stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option during the first four years following the date of grant of each option.

     Mr. Sabel's employment agreement also contains non-compete provisions which provide that upon the termination of his employment either voluntarily or for cause (as defined in the agreement), Mr. Sabel will be restricted from engaging in the O&P industry anywhere in the United States for a period of 24 months from the date of termination. Mr. Sabel's employment agreement also contains severance provisions which provide that upon the termination of his employment without cause (as defined in the agreement) or upon his death or disability, Mr. Sabel or his estate will receive severance compensation for a period of 24 months at a rate equal to his base salary and one-half of his bonus received for the calendar year immediately preceding such event of termination, death or disability, as well as all stock options granted to Mr. Sabel prior to such event will immediately vest and become exercisable within one year from the date of such event. Mr. Sabel's employment agreement further provides that if his employment is terminated within two years after a change in control (as defined in the agreement) of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 30 days after the occurrence of any such triggering events Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of base pay then in effect and 150% of the bonus awarded to him for the calendar year immediately preceding such resignation, payable at his option either ratably over such 18-month period or in a lump sum payable with in 90 days of his resignation.

     Mr. Stein's arrangement is similar to Mr. Sabel's, except that his base salary is $325,000, the bonus range is 65% to 125% of base salary, a stock option to purchase 75,000 shares of Hanger Common Stock at an exercise price of $14.75 per share was granted to him as of the date of his employment agreement with Hanger, with additional options to purchase 50,000 shares to be granted on each of the first, second and third anniversaries of his employment in the event the Company achieves the applicable certain targeted results of operations with the exercise price of such option to be equal to the then current market price of Hanger's Common Stock on the date of grant. His non-compete will be for a period of 18 months within the O&P industry in the United States, his severance compensation will be for a period of 18 months in the event of termination of employment without cause, death or disability, and in the event of the occurrence of any triggering events after a change in control (as defined in the agreement), Mr. Stein may resign and receive a continuation of his benefits for a period of 12 months and severance compensation equal to 12 months of base pay then in effect and 100% of the bonus awarded to him for the calendar year immediately preceding such resignation, payable at this option either ratably over such 12-month period or in a lump sum payable with in 90 days of his resignation.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies relating to the year ended December 31, 1998, is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation reflecting both individual and Company performance.

     The components of executive compensation consist of annual salaries, short-term compensation incentives or bonuses and stock option grants as a long-range incentive. The Committee seeks to reasonably compensate executives in amounts that fairly reward the executive officers for their performance as reflected by corporate accomplishments and create adequate incentives for their continued contributions to the Company's success.

     On December 15, 1998, the Board of Directors approved the award of an annual bonus of $260,000 to Mr. Ivan R. Sabel, Chairman, President and Chief Executive Officer of the Company, and an annual bonus of $130,000 to Mr. Richard
A. Stein, Vice President-Finance, Secretary and Treasurer of the Company. The Board of Directors also approved on that date the granting of stock options to Messrs. Sabel and Stein to purchase 100,000 shares and 50,000 shares of Common Stock, respectively, at an exercise price of $22.3125 per share, which was the closing sale price of the Company's Common Stock on the date of grant of the options. In addition, the Board of Directors determined to increase their annual salaries in 1999 by 3% over the levels paid in 1998. The decisions by the Board of Directors to award bonuses and grant options to, and increase the annual salaries of, Messrs. Sabel and Stein were primarily in recognition of (i) the Company's improved results of operations in 1998, (ii) the successful continuation of the Company's aggressive acquisition program, (iii) the successful consummation on August 4, 1998 of an underwritten public offering of the Company's Common Stock and (iv) the listing and commencement of trading of the Company's Common Stock on the New York Stock Exchange on December 15, 1998, as more fully discussed below.

     Results of Operations. The Company's net sales in 1998 amounted to $187.9 million, a 29.1% increase over 1997. The majority of the increase in net sales was attributable to acquisitions consummated subsequent to December 31, 1997. In addition, contributing to the increase in net sales was an 11.1% increase in same store sales by those patient-care centers operating throughout both years. Net income in 1998 amounted to $13.8 million, or $0.75 per diluted share, compared to $4.9 million, or $0.37 per diluted share, in 1997. (Income before extraordinary income in 1997 amounted to $7.6 million, or $0.42 per diluted share.)

     Acquisitions. During 1998, the Company acquired 17 orthotic and prosthetic companies and one prosthetic component manufacturing company. The aggregate purchase price, excluding potential earn-out provisions, was $39.1 million. These companies operated 39 patient-care centers and employed 268 employees at December 31, 1998.

     Public Offering. In an underwritten public offering that was consummated on August 4, 1998, 3,300,000 shares of Common Stock of the Company were sold at a price of $17.00 per share. Of that amount, 2,400,000 shares were sold by the Company and 900,000 shares were sold by certain stockholders of the Company. Of the approximately $37.8 million of net proceeds of the offering received by the Company, the Company applied $24.7 million to the repayment of senior indebtedness.

     New York Stock Exchange Listing. On December 15, 1998, the Company's Common Stock was listed and commenced trading on the New York Stock Exchange.

     Generally, decisions as to the payment of annual bonuses and the granting of stock options are based on both Company and individual performance and involve a consideration of numerous factors, including revenue growth, acquisitions by the Company, profitability increases (both as to total amount and as a percent of revenue) and expense curtailment (both as to total amount and as a percent of revenue) relevant to the corporate responsibilities borne by the particular executive officer. The above described options granted to Messrs. Sabel and Stein become exercisable cumulatively to the extent of 25% per year during the first four years after grant and expire ten years after grant. The employment agreements with Messrs. Sabel and Stein provide for the possible payment of bonuses to them in the future based on a formula adopted by the Board relating to growth and revenues and pre-tax earnings, the targets for which are established annually by the Board.

     By:  The Compensation Committee of the
          Board of Directors
          Edmond E. Charrette, M.D., Chairman
          Brigadier General William L. McCulloch (USMC Retired)
          Robert J. Glaser, M.D.

STOCK OPTIONS

     1991 STOCK OPTION PLAN. In December 1983, the Board of Directors adopted and the stockholders of Hanger approved, and in September 1991 the stockholders amended, a Stock Option Plan (the "1991 Plan"), which provides for the grant of both "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options. The 1991 Plan is administered by the Committee and provides for the grant of options to officers and key employees of Hanger to purchase up to an aggregate of 3,000,000 shares of Common Stock at not less than 100% of fair market value on the date granted. Proposal Three to be voted upon by stockholders at the Annual Meeting is a proposed amendment to the 1991 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 3,000,000 shares to 8,000,000 shares. As of July 16, 1999, incentive stock options and nonqualified stock options granted under the 1991 Plan to purchase a total of 2,495,706 shares of Common Stock under the 1991 Plan, at prices ranging from $2.75 to $22.50 per share, were outstanding and held by a total of 550 persons. Of such options, options relating to 1,311,078 shares of Common Stock are presently exercisable.

     1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. Under the Company's 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), directors of the Company who are not employed by the Company or any affiliate of the Company are eligible to receive options under the 1993 Plan. A total of 250,000 shares of Common Stock were reserved for possible issuance upon the exercise of options under the 1993 Plan. On May 12, 1998, an option for 5,000 shares was granted to each of the seven eligible directors, for a total of 35,000 shares, at an exercise price of $18.625 per share (which was equal to the closing sale price of the shares on the American Stock Exchange on the date of grant). Under the 1993 Plan, an option to purchase 5,000 shares is granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Stockholders at which the eligible director is elected. The exercise price of each option is equal to 100% of the closing sale price of the shares as reported by the New York Stock Exchange on the date the option is granted. Each option becomes exercisable in four equal annual installments, commencing on the first anniversary of the date of grant.

     NONQUALIFIED STOCK OPTIONS. Hanger has granted nonqualified stock options other than pursuant to the 1991 Plan and the 1993 Plan to certain officers and other persons which permit such persons to acquire shares of Common Stock generally at not less than 100% of fair market value on the date granted. As of July 16, 1999, nonqualified stock options granted other than pursuant to the 1991 Plan and the 1993 Plan to purchase a total of 13,250 shares of Common Stock, at prices ranging from $3.00 to $12.00 per share, were outstanding and held by a total of 5 persons. All of such nonqualified stock options are presently exercisable.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $7,500 plus $1,000 for each meeting attended. In addition, directors serving on committees of the Board receive a fee of $1,000 per committee meeting attended.

WARRANTS

     In connection with the Company's purchase on November 8, 1990, of the Manufacturing Division of Ralph Storrs, Inc. ("Storrs"), the Company effected a $2.45 million, seven-year loan (the "Loan") from Chemical Venture Capital Associates, L.P., a predecessor to Chase Venture Capital Associates, L.P. ("CVCA"), in connection with which the Company was required to issue to CVCA warrants to purchase shares of the Company's Common Stock in the event the Loan was not repaid prior to certain dates. Because the Loan was not repaid prior to August 6, 1991 (i.e., 271 days after the date of the Loan), the Company, pursuant to its loan agreement with CVCA dated November 8, 1990, issued warrants to CVCA entitling it to purchase 297,883 shares of Common Stock at a price of $4.16 per share. Because the Loan was not repaid prior to November 5, 1991 (i.e., 361 days after the date of the Loan), the Company, pursuant to its November 8, 1990 loan agreement with CVCA, issued to CVCA additional warrants entitling it to purchase 322,699 shares of Common Stock at a price of $7.65 per share. The warrants are exercisable on or before

December 31, 2001, and the exercise prices are equal to the market value of the Common Stock on the dates of grant of the warrants. In May 1996, warrants for 71,969 shares were exercised at $4.16 per share, which resulted in the issuance of 11,332 shares. In May 1997, warrants for 77,964 shares were exercised at $7.65 per share, which resulted in the issuance of 11,694 shares.

     On November 1, 1996, in connection with the Company's acquisition of J.E. Hanger, Inc. of Georgia, the Company entered into a Senior Subordinated Note Purchase Agreement with CVCA providing for the issuance of a Senior Subordinated Note (the "Senior Subordinated Note") in the principal amount of $4 million and detachable warrants to purchase 800,000 shares of Common Stock. The fair market value of the Common Stock on the date of grant on the warrants was $6.125 per share. The Company used the net proceeds of its public offering of Common Stock in July 1997 to repay the Senior Subordinated Note, as a result of which the warrants were amended to reduce the number of underlying shares to 360,000 shares. These detachable warrants, which are exercisable on or before November 1, 2004, have an exercise price of $4.01 as to 209,183 shares and an exercise price of $6.38 as to 150,818 shares.

     On July 1, 1999, CVCA transferred all of its Common Stock and warrants to purchase shares of Common Stock of the Company to CVCA's affiliate, Chase Equity Associates, L.P. ("CEA"). In addition, in connection with the Company's sale on July 1, 1999 of its 7% Redeemable Preferred Stock to CEA, the Company agreed to amend each outstanding warrant to purchase shares of Common Stock held by CEA to cause such warrant to be exercisable for (i) shares of a class of non-voting Common Stock of the Company or (ii) shares of Common Stock of the Company to the extent that shares of non-voting Common Stock could be converted by such holder into shares of voting Common Stock.

     The Company also agreed that if the shares of 7% Redeemable Preferred Stock have not become convertible into shares of non-voting Common Stock prior to December 31, 1999, it will create a new series of non-voting preferred stock (the "Junior Preferred Stock") that contains terms substantially similar to the non-voting Common Stock, except as to ranking and the amount that would be received upon a liquidation of Hanger. If the amendments to Hanger's Certificate of Incorporation set forth in Proposal Two are not effective on or prior to December 31, 1999, Hanger will amend the outstanding warrants to purchase shares of Common Stock held by CEA to cause such warrants to be exercisable from and after such date for shares of either Junior Preferred Stock or shares of voting Common Stock to the extent that shares of non-voting Common Stock, if issued, could have been converted by such holder into shares of voting Common Stock.

 PROPOSAL TWO -- PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CREATING A CLASS OF NON-VOTING
                                  COMMON STOCK

     The Company's Board of Directors has adopted a resolution amending, subject to stockholder approval at the Annual Meeting, Article FOURTH of the Company's Certificate of Incorporation to (i) increase the number of authorized shares of voting Common Stock from 25 million shares to 60 million shares and (ii) create a new authorized class of 10 million shares of non-voting Common Stock. No increase in the presently authorized 10 million shares of Preferred Stock is proposed. The full text of the Certificate of Amendment to the Certificate of Incorporation (the "Amendment") is set forth as Exhibit A to the Proxy Statement and the following description of the Amendment is qualified by reference thereto.

     As of July 16, 1999, (i) 18,987,317 shares of Common Stock were outstanding, (ii) 2,335,847 shares of Common Stock were reserved for issuance upon the exercise of outstanding options and options to be granted under the Company's 1991 Stock Option Plan, (iii) 223,750 shares of Common Stock were reserved for issuance upon the exercise of outstanding options and options to be granted under the Company's 1993 Stock Option Plan for Non-Employee Directors,
(iv) 13,250 shares of Common Stock were reserved for issuance upon the exercise of outstanding non-qualified options issued outside of any stock option plan,
(v) 830,650 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and (vi) 2,609,186 shares of Common Stock were authorized, unissued and unreserved.

     The Amendment provides that the voting Common Stock and non-voting Common Stock will have the same rights and privileges, except that the non-voting Common Stock will have no voting rights other than in connection with a merger or consolidation or as otherwise required by law. The Amendment further provides that non-voting Common Stock will be convertible at the option of a holder who is a "Regulated Stockholder" into shares of voting Common Stock under certain limited circumstances. The term "Regulated Stockholder" includes Chase Equity Associates, L.P., Paribas North America, Inc. and any other stockholder that is affiliated with a bank that is subject to Regulation Y of the Board of Governors of the Federal Reserve System. That regulation generally prohibits a Regulated Stockholder from owning more than (i) 4.99% of any class of voting securities of any company, (ii) 24.99% of the total equity of such company or (iii) more than 24.99% of the total value of all the capital stock and subordinated debt of such company. The Amendment further provides that a Regulated Stockholder will be entitled to convert its shares of voting Common Stock into shares of non-voting Common Stock at any time.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders. Additional authorized shares of Common Stock will be required to permit (i) the increase in the total number of shares issuable under the Company's 1991 Stock Option Plan, which is proposed by Proposal Three discussed below; and (ii) the making of the Company's outstanding 7% Redeemable Preferred Stock convertible into non-voting Common Stock, which is proposed by Proposal Four discussed below. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with possible future financing transactions, stock splits and stock dividends, implementation of employee benefit plans, mergers and acquisitions and other proper business purposes. In many such situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The Board of Directors believes that it is important for it to have the flexibility to act promptly in the best interests of stockholders. The Board also believes that the creation of an authorized class of non-voting Common Stock would provide additional flexibility for use when the issuance of additional shares of Common Stock without voting rights is desired, such as in the case of an investor that is a Regulated Stockholder.

     Other than agreements relating to options and warrants referred to above, the Company presently is not a party to any agreement calling for the issuance of a material number of shares of Common Stock. However, as more fully discussed below with respect to Proposal Four to be voted upon by stockholders at the Annual Meeting, the Company desires to implement a proposal making its currently outstanding 7% Redeemable Preferred Stock convertible into a total of approximately 3.6 million shares of non-voting Common Stock. It also should be noted that the Company may continue to issue shares of Common Stock to the owners of O&P companies acquired by it as a part of the purchase price paid by the Company for such acquisitions. In that connection, the Company issued a total of 64,000 shares during 1997, 141,417 shares during 1998 and 23,002 shares during the six months ended June 30, 1999, as part of the purchase prices paid by the Company for acquisitions effected by the Company during those periods.

     The additional shares of Common Stock sought by the proposed Amendment will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange, on which the Common Stock was listed and commenced trading on December 15, 1998. Generally, the New York Stock Exchange rules require stockholder approval of proposed issuances of additional shares which would result in an increase of 20% or more in the number of shares of Common Stock outstanding, subject to exemptions for certain public and private offerings for cash.

     Although the Board of Directors' purpose for seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes, it should be noted that the authorized but unissued shares of Common Stock, if issued, could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company even though stockholders of the Company might deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter or amend provisions of the

Company's Certificate of Incorporation. To the extent that it impedes any such attempts, the issuance of shares following effectiveness of the Amendment may serve to perpetuate existing management.

     The Amendment does not alter the Company's present ability to issue up to 10 million shares of Preferred Stock in such series with such special rights (including voting rights), preferences, restrictions, qualifications and limitations as the Board of Directors may designate. (Preferred Stock convertible into Common Stock could not be issued unless authorized Common Stock were available for such purpose.) The Company would not be required to obtain approval of the holders of Common Stock to issue authorized but unissued shares of Preferred Stock, unless required to do so by applicable law or the rules of the New York Stock Exchange. The Board of Directors could use its authority to make such designations and to issue Preferred Stock in a manner that would create impediments or to otherwise discourage persons attempting to gain control of the Company.

     The Company's voting Common Stock will continue to be officially named the "Common Stock" of the Company, be publicly traded on the New York Stock Exchange, be evidenced by the same form of stock certificate as is now used and have the same CUSIP number as is now assigned to it. The non-voting Common Stock proposed for authorization by the Amendment will not be publicly traded.

     The affirmative votes of the holders of a majority of the outstanding shares of Common Stock are required for approval of the Amendment. If the proposed Amendment is approved by the stockholders, the Company intends to promptly effect the Amendment by filing an appropriate Amendment with the State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY.

    PROPOSAL THREE -- PROPOSED INCREASE IN NUMBER OF SHARES OF COMMON STOCK
            AUTHORIZED FOR ISSUANCE UNDER THE 1991 STOCK OPTION PLAN

     The Board of Directors of the Company has approved an amendment to Section 5 of the Company's 1991 Stock Option Plan (the "Plan") providing for an increase in the total number of shares of Common Stock authorized for issuance under the Plan from 3,000,000 shares to 8,000,000 shares. At July 16, 1999, no shares were available for the granting of additional options under the Plan in the future. Approval of the amendment by the holders of a majority of the Company's outstanding shares of Common Stock present or represented at the Annual Meeting is required for the amendment to be duly adopted and become effective.

     The following description of the material provisions of the Plan is qualified by reference to the full provisions of the Plan, a copy of which is set forth as Exhibit B to this Proxy Statement.

     Administration. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company consisting of three directors appointed by the Board. The members of the Committee are not eligible to receive options under the Plan. The Committee has the authority to determine the employees to whom options are granted and, subject to the provisions of the Plan, the terms of the options granted and whether such options are incentive stock options under Section 422A of the Code ("ISOs") or non-qualified stock options ("NQSOs"). (ISOs and NQSOs granted under the Plan are collectively referred to hereinafter as "Options.")

     Purpose. The purpose of the Plan is to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide a means by which such persons may be given an opportunity to acquire a proprietary interest in the Company through the ownership of Common Stock.

     Eligible Employees. The Plan provides for the granting of ISOs only to executive officers and key employees of the Company and its subsidiaries that are selected by the Committee. Approximately 3,000 persons currently are eligible to participate under the Plan.

     Number of Authorized Shares. Subject to possible adjustment in the event of a recapitalization, stock split or similar transaction, a total of 3,000,000 shares of Common Stock currently are authorized for possible issuance under the Plan. The proposed amendment to the Plan calls for the authorization of an additional

5,000,000 shares of Common Stock over the amount previously authorized for issuance under the Plan. As of July 16, 1999, Options to purchase a total of 864,153 shares had been exercised under the Plan and Options to purchase 2,495,706 shares, at prices ranging from $2.75 to $22.50 per share, were outstanding under the Plan. Of the outstanding Options, Options to purchase 1,311,078 shares were vested and Options to purchase 2,048,781 shares were unvested. Of the unvested Options, the initial vesting of Options to purchase 978,000 shares is specifically conditioned upon the approval by stockholders of the Company of an increase in the total number of shares authorized for issuance under the Plan.

     Information relating to stock options recently granted under the Company's 1991 Stock Option Plan to Ivan R. Sabel and Richard A. Stein is set forth above under "Compensation and Related Matters" and the "Compensation Committee Report." Such options will become exercisable to the cumulative extent of 25% each year for four years and will expire ten years after grant.

     Option Exercise and Payment. The aggregate fair market value of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Furthermore, no ISO may be granted under the Plan to any person who, as the time of the grant, owns capital stock of the Company possessing more than 10% of the total combined voting power of the Company, unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to the ISO, and the term of the ISO does not exceed five years from the date of grant.

     The exercise price of ISOs as well as NQSOs under the Plan may not be less than the fair market value of the Common Stock on the date of the Option grant. In some cases, as discussed above, the exercise price of ISOs may not be less than 110% of the fair market value of the Common Stock on the date of grant. "Fair market value" is defined under the Plan generally to mean the reported last sale price of the Common Stock on a particular date as reported by the New York Stock Exchange (or such other national securities exchange or interdealer quotation system on or in which the shares of Common Stock are listed or included in the future).

     The Plan currently requires that the exercise price of an ISO granted thereunder be paid for (i) in cash, (ii) in shares of Common Stock already owned by the optionee and valued at their fair market value on the date of exercise of the Option, (iii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the Option price for all the shares of Common Stock subject to such exercise or (iv) by a combination of (i), (ii) and/or (iii) above, in the manner provided in the Option agreement entered into in connection with each Option.

     No Option granted under the Plan may be exercised after the expiration of 10 years from the date it was granted. No Option granted under the Plan will become exercisable until at least six months following its date of grant.

     Subject to the above limitations, provisions relating to the time or times at which an Option may be exercisable will be included in the Option agreement entered into by the Company and an optionee upon the granting of an Option. Options granted under the Plan are non-transferable by the optionee otherwise than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by him or her.

     Adjustments Upon Changes in Capitalization. In the event a change in the Company's capitalization results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration, appropriate adjustments will be made in the exercise price of and number of shares subject to all outstanding Options. In the event of a proposed dissolution or liquidation of the Company, each Option will terminate unless otherwise provided by the Board of Directors. In the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding Options will be assumed or equivalent options will be substituted unless the Board of Directors makes the Options fully exercisable prior to the merger. If the Board makes an Option terminate upon a merger or sale of assets, the Board will notify the optionee that the

Option will be fully exercisable for a period of 30 days from the date of such notice and the Option will terminate upon the expiration of such period.

     Amendment and Termination of the Plan. The Plan provides that the Board of Directors may amend the Plan at any time or from time to time or may terminate it without the approval of shareholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No such action by the Board of Directors or shareholders may unilaterally alter or impair any Option previously granted under the Plan without the consent of the optionee.

     Federal Income Tax Consequences. The grant or exercise of an ISO generally will not result in taxable income to the optionee. However, the amount by which the fair market value of the shares of Common Stock at the time of the exercise of an ISO exceeds the exercise price will be included in determining the optionee's alternative minimum tax under the Code. Generally, if shares acquired upon the exercise of an ISO are sold more than two years from the date of grant of the ISO and more than one year from the date of exercise, the amount, if any, by which the sale price of such shares exceeds the exercise price will qualify as a long-term capital gain and will be subject or ordinary income tax rates. If those holding periods are satisfied, no deduction will be available to the Company upon the sale of shares acquired through the exercise of an ISO. If the optionee disposes of the shares before expiration of those holding periods, the optionee will realize at the time of such disposition taxable ordinary income equal to the lesser of (i) the excess of the shares' fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, on the purchase and sale.

     The grant of a NQSO generally will not result in taxable income to the optionee. However, upon exercise of a NQSO, the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price generally will constitute ordinary taxable income to the optionee. In the event of a subsequent sale of shares acquired upon exercise of a NQSO, the amount, if any, by which the sale price of such shares after the date of exercise of the NQSO exceeds the exercise price of the NQSO will generally qualify as a capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee, provided any federal income tax withholding requirements are satisfied.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT AUTHORIZING ADDITIONAL SHARES FOR POSSIBLE ISSUANCE UNDER THE PLAN.

   PROPOSAL FOUR -- PROPOSAL TO MAKE THE COMPANY'S OUTSTANDING 7% REDEEMABLE
                        PREFERRED STOCK CONVERTIBLE INTO
                SHARES OF THE COMPANY'S NON-VOTING COMMON STOCK

     On July 1, 1999, the Company issued a total of 60,000 shares of 7% Redeemable Preferred Stock, par value $0.01 per share (the "Redeemable Preferred Stock"), for $1,000 a share, or a total purchase price of $60 million. Of that amount, 50,000 shares were sold for $50 million to Chase Equity Associates, L.P., an affiliate of The Chase Manhattan Bank, and 10,000 shares were sold for $10 million to Paribas North America, an affiliate of Banque Paribas.

     By its terms, the Redeemable Preferred Stock cannot, without stockholder approval, become convertible into shares of the Company's Common Stock. One of the terms of the Redeemable Preferred Stock provides, however, that at the Company's option such stock may become convertible, at the holder's option, into shares of non-voting Common Stock (which under certain circumstances could be subsequently converted into voting Common Stock) at a conversion price of $16.50 per share, subject to adjustment, if approved by the Company's stockholders. The presence of the stockholder approval provision reflects the fact that under the rules of the New York Stock Exchange (the "Exchange") that are applicable to issuers such as Hanger whose shares of common stock are listed on such Exchange, stockholder approval is required prior to the issuance of securities convertible into common stock, in an amount in excess of 1% of the outstanding shares, to a company of which a director of the issuer is an affiliate or in which a director of the issuer has a substantial direct or indirect interest. Mitchell J. Blutt, M.D., a director of the Company, is an Executive Partner of Chase Capital Partners, the private capital investment fund of The Chase Manhattan Bank and the General Partner of Chase Equity Associates, L.P. Based on the $16.50 per share conversion price, which amounts to approximately 27% over the $13.00 closing sale price of the Common Stock on the Exchange on April 2, 1999, on which date Hanger and Chase Equity Associates, L.P. entered into a commitment letter calling for Hanger's issuance of the Redeemable Preferred Stock, the 50,000 outstanding shares of Redeemable Preferred Stock purchased by Chase Equity Associates, L.P., would be convertible into 3,030,303 shares, or approximately 16.1% of the presently outstanding shares of Common Stock of the Company. The 10,000 outstanding shares of Redeemable Preferred Stock purchased by Paribas North America would be convertible into an additional 606,060 shares, or approximately 3.2% of the Company's outstanding shares. In order for the Redeemable Preferred Stock to become convertible, it will be necessary for stockholders to approve Proposal Three (providing, among other things, for the creation of an authorized class of non-voting Common Stock) as well as this Proposal Four to provide that the Company may make the shares of Redeemable Preferred Stock convertible into shares of non-voting Common Stock that could subsequently be exchanged by the holder for shares of voting Common Stock in the event of a transfer thereof.

     The terms of the Redeemable Preferred Stock reflect the fact that both the Company and the purchasers of such stock desired that a proposal making such stock convertible into non-voting Common Stock be presented for stockholder approval by September 30, 1999. The terms provide that the $16.50 conversion price will decrease by $1.00 on that date and on the last day of each three-month period thereafter, unless such a proposal is approved by stockholders of the Company. The terms of the Redeemable Preferred Stock also provide that if such a proposal is approved by stockholders, the Company will be able to require that the shares be converted into non-voting Common Stock on or after July 2, 2002 (i.e., following the third anniversary of the issuance of the Redeemable Preferred Stock) if the average closing price of the Company's Common Stock for 20 consecutive trading days is equal to or greater than 175% of the conversion price. The non-voting Common Stock will be convertible at the option of the holders into shares of voting Common Stock in the event of a transfer by such holders and under certain other circumstances.

     If the Redeemable Preferred Stock, which is non-voting, does not become convertible, it will be redeemable, in its entirety but not in part, at any time at a redemption price equal to the liquidation preference (initially $1,000 per share) plus all accrued and unpaid dividends. After any such redemption, each former holder of Redeemable Preferred Stock redeemed will continue to have the right to receive from the Company at any time, the excess, if any, of (i) the average closing price of the Company's Common Stock for 20 consecutive trading days multiplied by the number of shares of Common Stock that such holder would have received if the outstanding Redeemable Preferred Stock had been converted into Common Stock (the "Common Stock Equivalent Value") over (ii) the redemption price paid for such holders' Redeemable Preferred Stock.

     If the Redeemable Preferred Stock does not become convertible, each holder thereof will have the right to require the Company to repurchase the Redeemable Preferred Stock (the "Put Rights") at a purchase price equal to the Common Stock Equivalent Value. Each such holder may exercise its Put Rights at any time and from time to time commencing on the earliest of (i) October 1, 2001 (i.e., the date that is the 15-month anniversary of the issuance of the Redeemable Preferred Stock), (ii) the date that stockholders of the Company declined to approve either the proposal authorizing the Company to make the Redeemable Preferred Stock convertible or the proposed amendment to the Company's Certificate of Incorporation providing for the authorization of a class of non-voting Common Stock and (iii) the occurrence of a change in control of the Company.

     The Redeemable Preferred Stock will be mandatorily redeemable on July 1, 2010 (i.e., the 11th anniversary of the issuance of such stock) at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. In the event of a change in control of the Company, it will offer to redeem all the outstanding shares of Redeemable Preferred Stock at a redemption price equal to 101% of the sum of the per share liquidation preference thereof plus all accrued and unpaid dividends through the date of payment.

     The Company issued the Redeemable Preferred Stock on July 1, 1999 in connection with its acquisition of NovaCare Orthotics and Prosthetics, Inc. ("NovaCare O&P") from NovaCare, Inc. The Company paid NovaCare $445 million, which included the Company's assumption of NovaCare O&P seller notes that amounted to approximately $37 million. Hanger raised the approximately $430 million of cash needed to pay the purchase price and related expenses by means of (i) funds drawn down under a $300 million bank credit facility provided by a syndicate of banks and other financial institutions lead by The Chase Manhattan Bank, as administrative agent and collateral agent, Chase Securities Inc., as lead arranger, Bankers Trust Company, as syndication agent, and Paribas, as documentation agent; (ii) $150 million principal amount of 11.25% Senior Subordinated Notes due 2009 that were sold to BT Alex. Brown, its parent Deutsche Bank Securities, Chase Securities Inc. and Pariabas Corporation, as initial purchasers; and (iii) the $60 million of Redeemable Preferred Stock sold to Chase Equity Associates, L.P. and Paribas North America.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO MAKE THE REDEEMABLE PREFERRED STOCK CONVERTIBLE INTO SHARES OF NON-VOTING COMMON STOCK.

                    PROPOSAL FIVE -- INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the current fiscal year ending December 31, 1999. The firm has served in that capacity for the Company's past 11 fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of July 16, 1999 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director, nominee for director and executive officer of Hanger and (iii) all directors, nominees and executive officers of Hanger as a group.

                                                                 NUMBER OF        PERCENT OF
                      DIRECTORS AND 5%                           SHARES OF        OUTSTANDING
                        STOCKHOLDERS                          COMMON STOCK(1)   COMMON STOCK(1)
                      ----------------                        ---------------   ---------------
The TCW Group, Inc.(2)......................................       986,730           5.24%
Chase Equity Associates, L.P.(3)............................       796,040           4.19
Mitchell J. Blutt, M.D.(4)..................................            --             --
Thomas P. Cooper, M.D.(5)...................................        29,250            .16
Edmond E. Charrette, M.D.(6)................................        27,500            .15
Robert J. Glaser, M.D.(7)...................................        28,500            .15
James G. Hellmuth(8)........................................        22,750            .12
C. Raymond Larkin, Jr.......................................            --             --
Risa J. Lavizzo-Mourey, M.D.(9).............................         3,250            .02
Brigadier General William L. McCulloch (USMC Retired)(10)...        25,500            .14
Ivan R. Sabel, CPO(11)......................................       141,719            .75
H.E. Thranhardt, CPO(12)....................................       380,025           2.01
Richard A. Stein(13)........................................        68,106            .36
All directors, nominees and officers as a group (10
  persons)(14)..............................................       714,100           3.75

---------------

  *  Holding constitutes less than .1% of the outstanding shares of the class.

 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

 (2) The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.

 (3) Excludes 830,649 shares subject to exercisable warrants to purchase shares from the Company. Reference is made to note (4) below for information relating to a director of the Company that is affiliated with Chase Equity Associates, L.P. ("CEA"). The address of CEA is 380 Madison Avenue (12th Floor), New York, New York 10017. CEA purchased $50 million of 7% Redeemable Preferred Stock from the Company on July 1, 1999. If Proposals Two and Four are approved at the Annual Meeting, the Company plans to make the 7% Redeemable Preferred Stock convertible into non-voting Common Stock at a conversion price of $16.50 per share, subject to adjustment. If the 7% Redeemable Preferred Stock owned by CEA were to be made convertible and were converted into 3,030,303 shares of non-voting Common Stock, the total number of shares of Common Stock (including both voting and non-voting Common Stock) beneficially owned by CEA would be 4,656,992 shares, or 20.38% of the then outstanding shares. The amount reported in the above table does not include such shares into which the 7% Redeemable Preferred Stock may be convertible.

 (4) Does not include the shares reported above as owned by CEA. Dr. Blutt is an Executive Partner of Chase Capital Partners, the sole general partner of CEA. He disclaims beneficial ownership of the shares beneficially owned by CEA.

 (5) Includes 22,750 shares subject to exercisable options to purchase shares from the Company and excludes 7,500 shares subject to unvested options that have not yet become exercisable.

 (6) Includes 7,500 shares subject to exercisable options to purchase shares from the Company and excludes 7,500 shares subject to unvested options that have not yet become exercisable.

 (7) Includes 27,500 shares subject to exercisable options to purchase shares from the Company and excludes 7,500 shares subject to unvested options that have not yet become exercisable.

 (8) Includes 22,500 shares subject to exercisable options to purchase shares from the Company and excludes 7,500 shares subject to unvested options that have not yet become exercisable.

 (9) Includes 1,250 shares subject to exercisable options to purchase shares from the Company and excludes 3,750 shares subject to unvested options that have not yet become exercisable.

(10) Includes 15,000 shares subject to exercisable options to purchase shares from the Company and excludes 7,500 shares subject to unvested options that have not yet become exercisable.

(11) Includes 33,500 shares subject to exercisable options to purchase shares from the Company and excludes 442,250 shares subject to unvested options that have not yet become exercisable.

(12) Consists of 184,027 shares owned directly by Mr. Thranhardt, 103,750 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 56,705 shares owned indirectly by him as general partner of a family partnership; does not include 56,250 shares subject to unvested options that have not yet become exercisable.

(13) Includes 16,500 shares subject to exercisable options to purchase shares from Hanger and excludes a total of 203,750 shares subject to invested options that have not yet become exercisable.

(14) Includes a total of 250,250 shares subject to exercisable options held by directors and officers of the Company to purchase shares from the Company and excludes a total of 743,500 shares subject to unvested options held by such persons that have not yet become exercisable.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total stockholder return with the S&P 500 Index, a performance indicator of the overall stock market, and Company-determined peer group index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
              AMONG HANGER ORTHOPEDIC GROUP, INC., S&P 500 INDEX &
                                PEER GROUP INDEX

[BAR GRAPH]

                                                             YEARS (2)

                                                HANGER ORTHOPEDIC GROUP,
                                                    INC.-COMMON STOCK             S&P 500 INDEX             PEER GROUP INDEX (3)
                                                ------------------------          -------------             ----------------
 1992                                                 $  100.00                      100.00                      100.00
 1993                                                 $   48.00                      101.32                       98.87
 1994                                                 $   44.00                      139.40                      146.32
 1995                                                 $  104.00                      171.40                      182.87
 1996                                                 $  206.00                      228.59                      247.00
 1997                                                 $  360.00                      293.91                      154.55

Assumes $100 invested on January 1, 1993.

(1) Total return assumes reinvestment of dividends and based on market capitalization.

(2) Fiscal year ending December 31.

(3) The eight issuers of common stock included in the peer group index are American Homepatient, Inc., American Oncology Resources, Inc., Concentra Managed Care Inc., Healthsouth Corporation, NovaCare, Inc., Orthodontic Centers of America, Inc., Renal Care Group, Inc. and Total Renal Care Holdings, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1998 were timely filed.

                        YEAR 2000 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting, which presently is expected to be held in May 2000, must be received by the Secretary of the Company, 7700 Old Georgetown Road, Bethesda, Maryland 20814, no later than December 1, 1999, in order for them to be considered for inclusion in the 2000 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by February 16, 2000 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion. The Company's 1998 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 1998, was mailed to shareholders on March 31, 1999.

                                          By Order of the Board of Directors
                                          HANGER ORTHOPEDIC GROUP, INC.
                                          /s/ Richard A. Stein

                                          Richard A. Stein
                                          Secretary

August 6, 1999

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         HANGER ORTHOPEDIC GROUP, INC.

     Hanger Orthopedic Group, Inc., a corporation existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Hanger Orthopedic Group, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read as follows:

     "FOURTH: The authorized capital stock of the Corporation shall consist of 70,000,000 shares of Common Stock, consisting of 60,000,000 shares of Common Stock, par value $0.01 per share (the "Voting Common Stock") and 10,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. The Board of Directors of the Corporation shall have the power to issue the Preferred Stock in series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance of such stock. Nothing contained herein to the contrary shall affect in any manner the outstanding shares of the Corporation's 7% Redeemable Preferred Stock or the certificate of designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such Preferred Stock (the "Certificate of Designations"), except to the extent expressly set forth therein."

     All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

          (a) Voting Rights.

             (i) Voting Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Voting Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Voting Common Stock shall be entitled to one vote for each share of such stock held by such holder.

             (ii) Non-Voting Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Voting Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Stock is convertible into Voting Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of the Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (a)(ii)of this Article Fourth and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Non-Voting Common Stock.

          (b) Dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Voting Common Stock and Non-Voting Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Stock is convertible into the Voting Common Stock.

          (c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Voting Common Stock and Non-Voting Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

          (d) Conversion.

             (i) Conversion of Voting Common Stock. Subject to and upon compliance with the provisions of this paragraph (d) of this Article Fourth, any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Voting Common Stock held by such stockholder into the same number of shares of Non-Voting Common Stock.

             (ii) Conversion of Non-Voting Common Stock. Subject to and upon compliance with the provisions of this paragraph (d)(ii)of this Article Fourth, each record holder of Non-Voting Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Voting Common Stock; provided, however, that Non-Voting Common Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Stockholder may not be converted into Voting Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Voting Common Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Voting Common Stock which such Regulated Stockholder reasonably determines it and its Affiliates (defined below) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates; and, provided, further, that each holder of Non-Voting Common Stock may convert such shares into Voting Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen
        (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Voting Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Non-Voting Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

             (iii) Conversion Procedure. Each conversion of shares of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to paragraph (d)(iv) of this Article Fourth, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph (d)(iv) of this Article Fourth, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this paragraph (d) of this Article Fourth, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

        Notwithstanding any provision of this paragraph (d) of this Article Fourth to the contrary, each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Voting Common Stock in connection with a Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.

             (iv) Notice of Conversion to Other Regulated Stockholders; Deferral. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Voting Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this paragraph (d)(iv)of this Article Fourth), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Voting Common Stock, it shall notify the Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (d)(iv) of this Article Fourth at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (d)(iv) of this Article Fourth, the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Voting Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.

          (e) Miscellaneous.

             (i) Restrictions on Redemptions, Etc. The Corporation shall not redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock (including, without limitation, being a party to any merger, consolidation, recapitalization, reorganization or other transaction pursuant to which a Regulated Holder would be required to take any Securities or subordinated debt) if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would have or might reasonably be expected to have a Regulatory Problem.

             (ii) Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Voting Common Stock or the Non-Voting Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

        In case of any reorganization, reclassification or change of shares of the Voting Common Stock or Non-Voting Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Voting Common Stock or Non-Voting Common Stock), each holder of a share of Voting Common Stock or Non-Voting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Voting Common Stock or Non-Voting Common Stock into which such shares of Voting Common Stock or Non-Voting Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Voting Common Stock and Non-Voting Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Voting

        Common Stock or Non-Voting Common Stock into which such Voting Common Stock or Non-Voting Common Stock might have been converted immediately prior to such event.

             (iii) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock and Non-Voting Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Voting Common Stock and Non-Voting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Voting Common Stock and Non-Voting Common Stock which may be converted.

             (iv) No Charge. The issuance of certificates for shares of any class of Common Stock (upon conversion of shares of any other class of Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

             (v) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonable designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the Corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

             (vi) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonable satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

             (vii) Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

          (f) Definitions. As used herein, the following terms hall have the meanings shown below:

             (i) "Affiliate" shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

             (ii) "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 thereunder or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

             (iii) "Person" or "person" shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

             (iv) "Regulated Stockholder" shall mean Chase Equity Associates, L.P., Paribas North America, Inc. or any other stockholder that (i) is subject to the provisions of Regulation Y, (ii) holds shares of Common Stock of the Corporation and (iii) has provided written notice to the Corporation of its status as a "Regulated Stockholder" hereunder.

             (v) "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

             (vi) "Regulatory Problem" means, with respect to any Regulated Stockholder, that such Regulated Stockholder would own more than 4.99% of any class of voting securities of any Person (other than any class of voting securities which is (or, in the case of any redemption, purchase, acquisition or other action, is made prior to consummation thereof) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.99% of the total equity of such Person or more than 24.99% of the total value of all capital stock and subordinated debt of such Person (in each case determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities).

             (vii) "Restricted Stock" means, with respect to any Regulated Stockholder, any outstanding shares of Voting Common Stock and/or Non-Voting Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided, further, that the Corporation shall have no responsibility for determining whether any outstanding shares of Voting Common Stock and/or Non-Voting Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of Stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of the Corporation's capital stock as required by statute were voted in favor of the aforementioned amendment to the Certificate of Incorporation of the corporation.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                     * * *

     IN WITNESS WHEREOF, Hanger Orthopedic Group, Inc. has caused this
certificate to be signed by a duly authorized officer as of the      day of
          , 1999.

                                          HANGER ORTHOPEDIC GROUP, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                         HANGER ORTHOPEDIC GROUP, INC.
               1991 STOCK OPTION PLAN (AS PROPOSED TO BE AMENDED)

     1. Purpose. The purpose of the 1991 Stock Option Plan (the "Plan") of Hanger Orthopedic Group, Inc. (the "Company") is to make shares of the common stock, $.01 par value per share (the "Stock"), of the Company available for purchase by selected officers and key employees of the Company or subsidiaries of the Company, upon terms which will give them an added incentive to continue service with the Company and a more direct interest in the future success of its operations. The options granted hereunder shall either be incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). ISOs and NQSOs collectively are referred to hereinafter as "Options."

     2. Administration.

          (a) The Stock Option Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") composed of not less than three directors of the Company, who shall be appointed by and serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. Each member of the Committee shall be ineligible to be granted Options under the Plan and shall otherwise be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended. The Committee shall keep minutes of its meetings.

          (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and power to determine the employees to whom Options shall be granted, the number of shares of Stock to be included in each Option, the price at which the shares of Stock included therein may be purchased, the Option period and time(s) and manner of exercise and whether the Option shall be an ISO or a NQSO. All decisions of the Committee may be reviewed by the Board and modified or overruled within 10 days after the date of the Committee's decision; provided, however, that the Board shall have no power to modify or overrule a decision of the Committee with respect to the grant of an Option once the Committee has made a grant of such Option pursuant to the Plan. Nothing contained in the Plan shall be construed to give any employee the right to be granted an Option to purchase Stock or to insist upon the inclusion of any term or condition in any Option which may be granted, except such as may be authorized by the Committee. The Committee shall have the authority and power to adopt such rules and regulations and to take such action as it shall consider advisable for the administration of the Plan. The Committee shall have the authority and power to construe, interpret and administer the Plan, and the decisions of the Committee shall be final and binding upon the Company, its employees, Option holders and all other persons. No member of the Committee shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any Option.

     3. Participation.

          (a) Eligible Employees. Selected officers and key employees of the Company or subsidiaries of the Company who are, in the sole opinion of the Committee, from time to time primarily responsible for the management of, or in a position to contribute materially to the growth and financial success of the Company and its subsidiaries (including employees who are members of the Board) shall be eligible to receive Options to purchase Stock under the Plan, provided, however, that no member of the Committee may be granted Options under the Plan. From such eligible employees, the Committee shall from time to time choose those to whom Options shall be granted. The Committee shall determine the number of shares of Stock subject to each such Option, whether the Option is an ISO or NQSO, and the terms and provisions of the Option agreements. An employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

          (b) Limitations.

             (i) Except as permitted below, no ISO may be granted under the Plan to any employee who, immediately before the granting of such ISO, owns directly or indirectly Stock possessing more than 10 percent of the total combined voting power or value of all classes of capital stock of the Company. An ISO may be granted to an employee in excess of the 10 percent limit if such ISO has an exercise price of at least 110 percent of the fair market value of the Stock subject to such ISO on the date of grant and if such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

             (ii) The aggregate fair market value (determined as of the time an ISO is granted) of the Stock for which any employee may be granted ISOs in any calendar year (under this Plan and all other incentive stock option plans of the employer corporation and its parent and subsidiary corporations, if any) may exceed $100,000; provided, however, that such ISOs cannot be exercised for the first time by the employee with respect to more than $100,000 of Stock in any calendar year.

     4. Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") which shall be entered into by the Company and the employee to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

          (a) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement. In no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted. "Fair Market Value" means (i) if the Stock is listed on a national securities exchange, the last sale price of the Stock as reported by the consolidated tape of such exchange on the date of grant of the Option, or, if there is no Stock transaction on such date, on the immediately preceding date on which there is a Stock transaction; (ii) if the Stock is included in the NASDAQ National Market System, the last sale price of the Stock as reported thereby on the date of grant of the Option or, if there is no Stock transaction on such date, on the immediately preceding date on which there is a Stock transaction; or (iii) if the Stock is not listed on a national securities exchange or included in the NASDAQ National Market System, the mean of the highest and lowest bid prices for the Stock in the over-the-counter market on the date of grant of the Option or the value determined to be fair and reasonable by the Committee.

          (b) Duration of Options. Each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder. Such period must end, in all cases, not more than 10 years from the date such Option is granted. No Option shall be exercisable until it has been held for at least six months from the date of grant. Any ISO granted prior to January 1, 1987 may not be exercised while any other incentive stock option within the meaning of Section 422A of the Code granted to the same Option Holder prior to January 1, 1987 is outstanding. An ISO shall be treated as outstanding until it is exercised in full or expires by reason of time.

          (c) Transferability. Each Option Agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution and that such Option is exercisable during the Option Holder's lifetime only by such Option Holder.

          (d) Agreement to Continue in Employment. Each Option Agreement shall contain the Option Holder's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date of such Option Agreement, at the salary rate in effect on the date of such agreement or at such increased rate as may be fixed, from time to time, by the Company.

          (e) Nature and Exercise of, and Payment for, Option. Each Option Agreement shall specify whether the Option is an ISO or NQSO and shall provide that the method for exercising the Option granted therein shall be by delivery to the Company of written notice specifying the number of shares of Stock with respect to which such Option is exercised. If requested by the Company, such notice shall contain the Option Holder's representation that he is purchasing the Stock for investment purposes only and his agreement not to sell any Stock so purchased in any manner which is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company within 20 days following delivery of such notice. The purchase price of Stock upon exercise of any Option shall be paid in full (a) in cash, (b) in Stock valued at its Fair Market Value on the date of exercise of the Option, (c) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option price for all of the shares of Stock subject to such exercise, or (d) by a combination thereof, in the manner provided in the Option Agreement. Certificates for such shares of Stock tendered in payment shall be in a form for good delivery and, if the certificates were issued pursuant to the exercise of an ISO, the Option Holder must have held the tendered shares for at least one year.

          (f) Date of Grant. An Option shall be considered as having been granted on the date the Committee decides to grant the Option.

          (g) Notice of Sale of Stock; Withholding. Each Option Agreement shall provide (i) that the Option Holder shall notify the Company in writing if Stock acquired under an ISO is "disposed of" within the meaning of Section 422A of the Code within two years after the date of the grant of the ISO or within one year after the transfer of such Stock to the Option Holder; and
     (ii) that if the Option Holder does "dispose of" Stock within such period, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     5. The Stock. The total number of shares of Stock as to which Options may be granted under this Plan shall not exceed 8,000,000 in the aggregate, except as such number of shares shall be adjusted in accordance with the provisions of
Section 6 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the 10-year period during which Options may be granted hereunder, the shares of Stock allocable to the unexercised portion of such Option may again be included in an Option under the Plan. The Company shall at all times retain as authorized and unissued Stock at least the number of shares from time to time included in outstanding Options, or otherwise assure itself of its ability to perform its obligations thereunder.

     6. Adjustments.

          (a) Adjustments by Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock, or change in any way the rights and privileges of such shares, by means of the payment of a Stock dividend or the making of any other distribution upon such shares payable in Stock, or through a Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence:
     (i) the shares of Stock on which Options may be granted under the Plan;
     (ii) the maximum number of shares of Stock with respect to which an employee may receive an Option hereunder; and (iii) the shares of Stock then included in each outstanding Option granted hereunder.

          (b) Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to each Option Holder then holding an Option hereunder upon exercise thereof.

          (c) Apportionment of Price. Upon any occurrence described in the preceding subsections (a) and (b) of this Section 6, the total Option price under any then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to the Option.

          (d) Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be added to the number of shares then underlying each outstanding Option the Stock or other securities which the Option Holder would have been entitled to subscribe for if immediately prior to such grant the Option Holder had exercised his entire Option, and the Option price shall be increased by the amount which would have been payable by the Option Holder for such Stock or other securities.

          (e) Determination by the Committee, Etc.  Adjustments under this
     Section 6 shall be made by the Committee, whose determinations with regard thereto shall be final and binding. No fractional shares of Stock shall be issued on account of any such adjustment.

     7. Merger, Consolidation, Etc.

          (a) Effect of Transaction. Upon the occurrence of any of the following events, if the notice required by Section 7(b) hereof shall have first been given, this Plan and all Options then outstanding under it shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Committee, the Board or the Company: (i) the merger, consolidation or liquidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, unless the surviving or acquiring corporation, as the case may be, shall assume the outstanding Options or substitute new options for them pursuant to Section 425(a) of the Code;
     (ii) the dissolution or liquidation of the Company; (iii) the appointment of a receiver for all or substantially all of the Company's assets or business; (iv) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes; or (v) the sale, lease or exchange of all or substantially all of the Company's assets and business.

          (b) Notice of Such Occurrences. At least 30 days' prior written notice of any event described in Section 7(a) hereof, except the transactions described in subsections 7(a)(iii) and (iv) as to which no notice shall be required, shall be given by the Company to each Option Holder theretofore granted an Option under the Plan. The Option Holders so notified may exercise their Options at any time before the occurrence of the event requiring the giving of notice, regardless of whether all conditions of exercise relating to continuation of employment for specified periods of time have been satisfied. Such notice shall be deemed to have been given when delivered personally to an Option Holder or when mailed to an Option Holder by registered or certified mail, postage prepaid, at such Option Holder's last address known to the Company.

     8. Expiration. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence hereof, the Plan shall wholly cease and expire 10 years from the effective date hereof. After termination, no Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

     9. General Provisions.

          (a) Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (i) impair any Option theretofore granted under the Plan or deprive any Option Holder of any shares of Stock which he may have acquired through or as a result of the Plan, or (ii) be made without the approval of the shareholders of the Company where such change would (A) materially increase the benefits accruing to Option Holders under the Plan, (B) materially increase the total number of shares of Stock which may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation in the Plan.

          (b) Qualification under Internal Revenue Code. The Company intends that all ISOs granted under the Plan shall constitute incentive stock options within the meaning of Section 422A of the Code and the Plan shall be construed and administered in order to effect such intention.

          (c) Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

          (d) Effective Date. The Plan shall become effective as of the date of its approval by shareholders of the Company on September 26, 1991. ISOs previously granted under the Company's 1983 Incentive Stock Option Plan and outstanding as of the effective date of the Plan shall continue to be governed by the terms of the Option Agreements entered into in connection with such ISOs.

          (e) Paragraph Headings. The paragraph headings are included herein only for convenience and they shall have no effect on the interpretation of the Plan.

                                      PROXY

                          HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

            This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the "Company"), a Delaware corporation, on September 16, 1999, 10:00 a.m., local time.

            The undersigned appoints Ivan R. Sabel and Richard A. Stein, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 16, 1998, or at any adjournment thereof, with all powers the undersigned would have if personally present.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:                Please mark your votes as indicated in [X]
                                                                                     this example
1.  To Elect Directors                                MITCHELL J. BLUTT, M.D., EDMOND E. CHARRETTE, M.D., THOMAS P.
    FOR all nominees          WITHHOLD                COOPER, M.D., ROBERT J. GLASER, M.D., C. RAYMOND LARKIN, JR.,
    listed to the right       AUTHORITY               RISA J. LAVIZZO-MOUREY, M.D., BRIG. GEN. WILLIAM L. MCCULLOCH
(except as marked to the   to vote for all nominees   (USMC RET.), IVAN R. SABEL, CPO, AND H.E. THRANHARDT, CPO.
      contrary)            listed to the right
        [ ]                        [ ]                (INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE,
                                                      WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
                                                      ----------------------------------------------------------------

2.  Proposal to amend the Company's                   3.  Proposal to increase the number   5.  Proposal to ratify the selection
Certificate of Incorporation increasing                   of shares of Common Stock             of PricewaterhouseCoopers LLP as
number of authorized shares of Common                     issuable under the 1991 Stock         the independent accountants for the
Stock and creating a class of non-                       Option Plan.                          Company for the current fiscal year.
voting Common Stock.
                                                            FOR     AGAINST     ABSTAIN            FOR     AGAINST     ABSTAIN
  FOR     AGAINST     ABSTAIN                               [ ]       [ ]         [ ]              [ ]       [ ]         [ ]
  [ ]       [ ]         [ ]
                                                      4.  Proposal to make the 7%
                                                          Redeemable Preferred Stock
                                                          convertible into non-voting
                                                          Common Stock.                     6.  In their discretion, the Proxies
                                                                                                are authorized to vote upon such
                                                            FOR     AGAINST     ABSTAIN         other business as properly may
                                                            [ ]       [ ]         [ ]           come before the meeting.

                                                                               Sign exactly as your name appears hereon.  When
                                                                               signing in a representative or fiduciary capacity,
                                                                               indicate title. If shares are held jointly, each
                                                                               holder should sign.

                                                                               Date __________________________ , 1999

                                                                               ____________________________________________


                                                                               ____________________________________________
                                                                                       Signature of Stockholder(s)



                                                                               THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH
                                                                               RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE
                                                                               THE MEETING AS THE PROXIES SHALL DECIDE.  IF NO
                                                                               DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                               PROPOSALS 1 THROUGH 5.